Exhibit 10.41

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Exchange Agreement”) is made as of May 28, 2015 (the “Effective Date”), by and among Massive Interactive, Inc., a Nevada corporation (the “Company”), Ron Downey (“Downey”) and Derek Ellis (“Ellis”).  Downey and Ellis also each a “Note Holder” and collectively, the “Note Holders”)

RECITALS

WHEREAS, the Company and Downey are parties to that certain Note Subscription Agreement dated March 23, 2015 (the “Downey Agreement”);

WHEREAS, the Company and Ellis are parties to that certain Note Subscription Agreement dated March 23, 2015 (the “Ellis Agreement”, and collectively with the Downey Agreement, the “Agreements”);

WHEREAS, the Company issued certain Secured Convertible Promissory Notes on March 23, 2015 pursuant to the Agreements (the “March Notes”);

WHEREAS, Section 13 of the March Notes provides that the March Notes may be amended with the written consent of the Company and the Requisite Majority (as defined in the March Notes); provided, however, that no such amendment shall modify the principal amount or rate of interest of a March Note without the corresponding Note Holder’s written consent;

WHEREAS, the undersigned parties desire to exchange the March Notes for replacement Secured Convertible Promissory Notes in substantially the form attached hereto as Exhibit A (the “Replacement Notes”) and Warrants in substantially the form attached hereto as Exhibit B (the “New Warrants”) on the terms and subject to the conditions specified herein; and

WHEREAS, this Exchange Agreement shall be binding upon the Company the Note Holders as to the March Notes purchased pursuant to the Agreements.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.           Definitions.  Unless otherwise indicated herein, words and terms which are defined in the March Notes shall have the same meaning where used herein.

2.           Exchange of Notes.  Effective as of the Effective Date, each Note Holder hereby agrees to exchange and convert all outstanding principal and all accrued but unpaid interest under such Note Holder’s March Note for and into a Replacement Note in the principal amount as set forth on Schedule I hereto.  The Company and each Note Holder agree that, as of the Effective Date, such Note Holder’s March Note shall cease to be outstanding and shall represent the right to receive, upon surrender of the March Note to the Company at its principal office and the execution of a new Subscription Agreement in substantially the form attached hereto as Exhibit C (the “New Subscription Agreements”), a Replacement Note and New Warrants as set forth above.  Upon surrender of each Note Holder’s March Note, the Company will issue the Replacement Note and New Warrants into which such March Note was converted.

The term “Notes” as used in the Agreement hereafter shall be deemed to include the Replacement Notes.  The parties hereto agree that the Replacement Notes shall be deemed to be extensions or renewals of the March Notes for purposes of that certain Security Agreement dated March 23, 2015 among the Company and the Note Holders.

3.           Release of Obligations under the Notes.  Each Note Holder hereby agrees and acknowledges that the issuance of a Replacement Note and New Warrants to such Note Holder as set forth herein shall and does fully satisfy and extinguish any and all obligations or liabilities of the Company under, or arising in connection with, such Note Holder’s March Note.

4.           Company Representations.  The Company represents and warrants to the Note Holders as follows:

4.1           Authorization.  All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Exchange Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Replacement Notes and New Warrants has been taken or will be taken prior to the date hereof.  This Exchange Agreement, the New Subscription Agreements, the Replacement Notes, and the New Warrants, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except: (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, or (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.  The Company has all requisite legal and corporate power to execute and deliver this Exchange Agreement, the New Subscription Agreements, the Replacement Notes, and the New Warrants and to carry out and perform its obligations hereunder and thereunder.

4.2           Valid Issuance of the Notes.  The Replacement Notes and the New Warrants that are being issued to the Note Holders hereunder, when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein, will be duly and validly issued, fully paid and free of restrictions on transfer other than restrictions on transfer under this Exchange Agreement, the New Subscription Agreements, the Replacement Notes, the New Warrants, and applicable state and federal securities laws.

4.3           Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution and delivery of this Exchange Agreement and the consummation of the transactions contemplated by this Exchange Agreement, except for any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the “1933 Act”), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

5.           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Exchange Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

6.           Governing Law.  This Amendment shall be governed by and construed under the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

7.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first above written.

COMPANY: MASSIVE INTERACTIVE, INC.

By:	/s/ Antaine Furlong
Name:	Antaine Furlong
Title:	Chief Financial Officer

NOTE HOLDERS: RON DOWNEY

/s/ Ron Downey

DEREK ELLIS

/s/ Derek Ellis

[Signature Page to Exchange Agreement March 2015 Notes]

SCHEDULE I

SCHEDULE OF REPLACEMENT NOTES

Name and Address of Investor	Principal Amount of Replacement Note
Ron Downey 56th Floor, 10 Lower Thames St., London, EC3R 6AF, United Kingdom	$689,850.00 (AUD)
Derek Ellis 56th Floor, 10 Lower Thames St., London, EC3R 6AF, United Kingdom	$102,200.00 (AUD)

[Schedule I to Exchange Agreement March 2015 Notes]

EXHIBIT A

FORM OF REPLACEMENT NOTES

[Exhibit A to Exchange Agreement March 2015 Notes]

EXHIBIT B

FORM OF NEW WARRANTS

[Exhibit B to Exchange Agreement March 2015 Notes]

EXHIBIT C

FORM OF NEW SUBSCRIPTION AGREEMENTS

[Exhibit C to Exchange Agreement March 2015 Notes]